UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
____________________________________________________________

Date of Report (Date of earliest event reported): July 31, 2015

MARATHON PATENT GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54652	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Santa Monica Blvd., Ste. 380 Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 232-1701

(Former name or former address, if changed since last report)

Copies to:
Harvey J. Kesner, Esq.
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

On July 31, 2015, Marathon Patent Group, Inc., a Nevada corporation (the “Company”) held its annual meeting of shareholders (the “Meeting”) at 11111 Santa Monica Blvd., Suite 210, Los Angeles, CA 90025.

The following items of business were voted upon by the shareholders at the Meeting:

(1)	The election of the two Class I directors to serve until 2018 and until their successors have been elected and qualified.

Both director nominees were re-elected and the votes cast were as follows:

Director	For	Withheld	Broker non-votes
Richard Tyler	5,052,271	7,518	5,510,838
Edward Kovalik	4,908,879	150,910	5,510,838

(2)	The approval and ratification of the 2014 Equity Incentive Plan

The 2014 Equity Incentive Plan as annexed to the Schedule 14A Proxy Statement for the Meeting filed with the Securities and Exchange Commission on July 2, 2015, was approved and ratified and the votes were cast as follows:

For	Against	Abstain	Broker non-votes
4,763,659	276,013	20,117	5,510,838

(3)	A proposal to ratify the appointment of SingerLewak LLP as the Company’s independent certified public accountants for the fiscal year ending December 31, 2015.

The ratification of the appointment of SingerLewak LLP as the Company’s independent certified public accountants for the fiscal year ending December 31, 2015 was approved and the votes were cast as follows:

For	Against	Abstain	Broker non-votes
10,506,208	19,848	44,571

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 4, 2015

MARATHON PATENT GROUP, INC.

By:	/s/ Francis Knuettel II
Name: Francis Knuettel II
Title: Chief Financial Officer